Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Yalla Group Limited:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Huazhen LLP

Beijing, China

September 8, 2020